PRESS RELEASE

White River Capital, Inc. (Pink Sheets: WRVC)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer
Address:	1445 Brookville Way Suite I Indianapolis, IN 46239	1445 Brookville Way Suite I Indianapolis, IN 46239
Phone:	(317) 806-2166 x 6468	(858) 759-6057

January 11, 2007

WHITE RIVER CAPITAL, INC. ANNOUNCES
COMPLETION OF REORGANIZATION BY UNION
ACCEPTANCE COMPANY LLC SUBSIDIARY

Final Decree Issued by U.S. Bankruptcy Court and Chapter 11 Case Closed

Indianapolis, Indiana . . . White River Capital, Inc. (Pink Sheets: WRVC) (“White River”) announced that its Union Acceptance Company LLC (“UAC”) subsidiary has “fully administered” its Chapter 11 plan of reorganization and the U.S. Bankruptcy Court for the Southern District of Indiana issued a final decree and closed UAC’s Chapter 11 bankruptcy case on January 5, 2007.

Mark Ruh, President and Chief Operating Officer, stated, "We are very pleased to have UAC reach this milestone. We achieved a great deal during the restructuring and reorganization of UAC.”

Martin Szumski, Chief Financial Officer, commented, "For as long as the loan portfolio of UAC continues to run off, we believe we have positioned this subsidiary to significantly contribute to the consolidated earnings of White River.”

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized subprime auto finance company, headquartered in Virginia Beach, Virginia, engaged primarily in acquiring retail installment sales contracts from both franchised and independent automobile dealers which have entered into contracts with purchasers of used and, to a much lesser extent, new cars and light trucks, and servicing the contract portfolio. Coastal Credit commenced operations in Virginia in 1987 and conducts business in twenty one states - Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington - through its seventeen branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $97.0 million at September 30, 2006.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $84.8 million in non-prime auto receivables, as of September 30, 2006.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents. The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2005,
o	its Proxy Statement on Schedule 14A dated April 10, 2006, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of UAC and White River. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:
•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.
These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2005, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

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